Exhibit 10.14

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

AGREEMENT BETWEEN FORD MOTOR COMPANY AND SOLID POWER INCORPORATED FOR THE JOINT DEVELOPMENT OF SOLID STATE BATTERIES FOR AUTOMOTIVE APPLICATIONS

THIS AGREEMENT (“Agreement”) is entered into by and between Ford Motor Company, a corporation organized and existing under the laws of the State of Delaware, having offices at the American Road, Dearborn, Michigan 48121 (hereafter “Ford”), and Solid Power, Inc., having offices at 486 S. Pierce Ave., Suite E, Louisville, Colorado 80027 (hereafter “Solid Power”). Ford and Solid Power may sometimes hereinafter be individually or collectively referred to as “Party” or “Parties” respectively.

Solid Power has developed, acquired, and is currently developing and/or acquiring technology relating to solid state battery cells having a sulfide-based solid electrolyte, a metallic lithium anode, and a solid-state cathode, in addition to other chemistries and components (“Cells”).

Ford has developed, acquired and manufactured technology relating to [ * * * ]batteries for automotive vehicles, and is currently doing same.

Solid Power and Ford have participated in discussions and contemplate on-going collaborative efforts to assess, develop, manufacture, and/or market [ * * * ]for automotive applications integrating [ * * * ]. As such, the Parties wish to memorialize their intentions regarding the rights and obligations with respect to the collaborative efforts and with respect to inventions developed pursuant to such collaborative efforts.

The Parties to this Agreement agree as follows:

ARTICLE 1 DEFINITIONS

“Affiliate” means, with respect to a Party, any corporation, firm, partnership, individual or other form of business organization which controls or is controlled by such Party, but only so long as such control exists. An entity or individual shall be regarded as in control of another corporation or other entity if it owns or directly or indirectly controls at least twenty-five percent (25%) of the voting stock of the other corporation, or in the absence of ownership of at least twenty-five percent (25%) of the voting stock of a corporation, if it possesses, directly or indirectly, the power to direct or cause the direction of the management of the corporation. Ford Affiliates shall not include any cell manufacturer, cell material manufacturer or direct competitor of Solid Power.

“Confidential Information” is defined in the Non-Disclosure Agreement between the parties dated March 2, 2018.

“Background Technology” means Technology conceived, created, developed or reduced to practice by a Party or an Affiliate of the Party [ * * * ]. Background Technology may also include Technology developed [ * * * ], but subsequently incorporated as part of or discussed in conjunction with the project methodology or deliverables.

“Effective Date” means the date this Agreement is signed by both Parties.

“Foreground Technology” means Technology first conceived, created or developed by one or both Parties during [ * * * ], excluding Background Technology.

“Intellectual Property Rights” mean patents, trade secrets, copyrights, utility patents, mask work rights, and the like, but specifically excluding trademarks, service marks, trade dress, trade names, and design patent rights.

“Joint Technology” means [ * * * ] developed jointly by the Parties’ employees and/or retained consultants.

“Project” is the work agreed by the Parties to [ * * * ]for automotive applications, as outlined in Attachment A.

“Sole Foreground Technology” means [ * * * ]developed solely by one of the Parties’ employees and/or retained consultants without assistance from the other Party.

“Technology” means all trade secrets, know-how, designs, engineering and test data, manufacturing methodology, software, algorithms, discoveries, inventions, processes, and other technical information, whether or not registered.

ARTICLE 2 JOINT DEVELOPMENT

2.1 The Parties have prepared an initial description of the Project, the duties of each Party under the Project, the anticipated deliverables and schedule for completion of such duties and deliverables in Attachment A. The Parties may amend Attachment A in a writing signed by both Parties.

2.2 Each Party shall bear all of its own fees, expenses, and/or costs of any kind hereunder unless expressly noted herein to the contrary or otherwise agreed to in writing by both Parties.

2.3 Each Party shall designate a project manager for the Project to oversee the joint development work.

2.4 All testing to be performed on [ * * * ] during the Project [ * * * ] will be agreed upon in writing by the Parties prior to shipment, including but not limited to any testing performed by [ * * * ]. All testing shall be performed at U.S. facilities unless otherwise permitted by Solid Power.

ARTICLE 3 OWNERSHIP AND RIGHTS RELATING TO INTELLECTUAL PROPERTY

3.1 Background Technology. No licenses to the Background Technology of either Party are granted unless otherwise specifically stated herein.

Joint Development Agreement – Ford/Solid Power

3.2 Foreground Technology. Foreground Technology, including all associated Intellectual Property Rights, shall be assigned and/or licensed between the Parties as follows:

(a) The Parties shall jointly own all Intellectual Property Rights to Joint Technology. [ * * * ]Each Party shall solely own all modifications and derivative works to the Joint Technology that it creates after the Term, without any disclosure, financial or cross-license obligation to the other Party.

(b) Sole Foreground Technology shall be solely owned by the Party that created it.

(c) Both parties may use the other party’s Intellectual Property Rights in Sole Foreground Technology solely for the purpose of advancing the goals of the Project during the term of this Agreement.

(d) [ * * * ]

(e) The Parties agree to work in good faith to classify Foreground Technology into an appropriate category (Sole Foreground Technology, Joint Technology). Inventorship of inventions and authorship of copyrightable works conceived and/or reduced to practice, or authored, under this Project (i.e., sole or joint) shall be determined in accordance with the patent and copyright laws of the United States, as the case may be.

3.3 For the avoidance of doubt, the parties agree that the results of the efforts by either party under this Agreement shall not be considered “work for hire”, and that neither Party acquires any rights to, or licenses to use, any such results except as expressly set forth in this Agreement. Moreover, the Parties agree that this Agreement is non-exclusive, and that each Party has and will continue to [ * * * ], including other automotive manufacturers, universities, research entities, battery manufacturers, and other start-ups, and the intellectual property resulting from those efforts will not be Foreground Technology unless it is only and solely developed under this Agreement.

3.4 Commercial Procurement Process. Both parties agree that the ultimate objective of the Project is to advance Solid Power’s Technology for integration into Ford’s electric vehicle platform. To this end, Ford and Solid Power, or a Solid Power licensee, may enter into negotiations to initiate a commercial procurement process. The procurement process will begin no later than [ * * * ] after the following [ * * * ]:

(i) an automotive cell product [ * * * ] has been demonstrated [ * * * ], meeting Ford’s performance and safety standards and

(ii) upscaling of [ * * * ]or identification of a [ * * * ], sufficient for [ * * * ]

(a) If Solid Power [ * * * ].

(b) If Solid Power, [ * * * ]

(c) If Solid Power [ * * * ]

(d) [ * * * ]

Joint Development Agreement – Ford/Solid Power

ARTICLE 4 PATENT FILING AND PROSECUTION

4.1 The Parties agree to take reasonable actions necessary to vest in each other in their respective rights in the Foreground Technology, including licenses of rights and execution of documents. The Parties agree that the costs attendant to such actions shall be borne by the requesting Party. Further, the Parties recognize that the nature of the Project may give rise to Joint Inventions which may require cooperation (including filing strategy and cost sharing) between the Parties to register. The Parties agree to use their reasonable efforts to support each other in perfecting rights in Foreground Technology. Any inventor remuneration, if applicable, shall be the sole responsibility of the Party for which the inventor worked at the time of invention. No Party may file a patent application disclosing a jointly created invention or file a copyright registration on any Joint Technology without the prior written consent of the other Party.

4.2 At least thirty (30) days prior to either Party filing any patent application conceived hereunder and as part of the Project, the Party desiring to file such an application shall provide the other Party with a copy of the proposed application. The Party receiving the copy of the proposed application shall then have thirty (30) days to notify the Party desiring to file as to whether it believes that any of its Confidential Information is disclosed or if the invention is its own sole intellectual property or Joint Intellectual Property. If the application contains any of the other Party’s Confidential Information, then the Party desiring to file the patent application shall either: (a) delete such Confidential Information from the application prior to filing, or (b) where disclosure of such Confidential Information in the patent application is necessary to comply with the statuary requirements of any country in which the application will be filed, not file such application without the prior written permission of the Party owning such Confidential Information.

ARTICLE 5 WARRANTIES AND REPRESENTATIONS

5.1 The Parties warrant that they have no agreements with any third party or commitments or obligations that materially conflict with its obligations under this Agreement. During the term of this Agreement, neither Party will enter into any agreement, commitment or obligation that materially conflicts with its obligations under this Agreement.

5.2 The Parties warrant that they have or will obtain from its employees, agents and consultants who perform work in accordance with the Project a valid and sufficient written agreement vesting ownership of all their discoveries, improvements and ideas in them.

5.3 The Parties represent that they will use reasonable efforts to satisfy their respective duties and provide the deliverables for the Project.

ARTICLE 6 CONFIDENTIALITY

6.1 The Parties signed a Non-Disclosure Agreement dated March 2, 2018. The terms of that Agreement shall govern any Confidential Information disclosed pursuant to this Agreement. Confidential Information includes [ * * * ].

Joint Development Agreement – Ford/Solid Power

ARTICLE 7 TERM AND TERMINATION

7.1 The Project shall commence on the Effective Date and, unless earlier terminated in accordance with the terms of this Agreement, will continue [ * * * ]. However, this Agreement may be extended for additional period(s) by written consent of both Parties. Notwithstanding the previous sentence, the obligations and rights that accrued in this Agreement shall survive the termination or expiration of this Agreement, including without limitation [ * * * ].

7.2 Either Party may terminate this Agreement without cause upon [ * * * ]written notice to the other Party.

ARTICLE 8 DISCLAIMERS

8.1 NEITHER PARTY SHALL UNDER ANY CIRCUMSTANCES BE LIABLE TO EACH OTHER OR THEIR RESPECTIVE AFFILIATES FOR INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOSS OF PRODUCTION TIME, PROFITS, REVENUE, OR BUSINESS) RESULTING FROM OR IN ANY WAY RELATED TO THIS AGREEMENT, OR THE TERMINATION OF THIS AGREEMENT, OR ARISING OUT OF OR ALLEGED TO HAVE ARISEN OUT OF (I) BREACH OF THIS AGREEMENT, (II) THE FAILURE BY EITHER PARTY TO DEVELOP ANY PRODUCTS OR PROCESSES IN ACCORDANCE WITH [ * * * ], (III) THE FAILURE BY ANY PARTY TO DEVOTE THE RESOURCES SPECIFIED [ * * * ] (IV) THE FAILURE BY ANY PARTY TO COMPLY WITH THE EXPRESS CONDITIONS SPECIFIED IN [ * * * ], OR (V) ANY EVENT RELATED TO THE CONDUCT OF [ * * * ]. THIS LIMITATION APPLIES REGARDLESS OF WHETHER SUCH DAMAGES ARE SOUGHT BASED ON BREACH OF CONTRACT, NEGLIGENCE, OR ANY OTHER LEGAL THEORY.

8.2 Neither Party warrants nor represents that any product, apparatus or process conceived, developed or used in accordance with [ * * * ]does not infringe any intellectual property rights of any third party. Each Party will, however, notify the other Party promptly if a Party has a reasonable basis for believing that any such product or process would infringe any intellectual property right of a third party.

ARTICLE 9 MISCELLANEOUS

9.1 The validity, construction and performance of this Agreement shall be governed by and interpreted in accordance with the laws of the State of Michigan, without regard to its provisions on the conflicts of laws. Venue for any dispute shall be in the state or federal courts of Michigan.

9.2 All notices required or permitted under this Agreement shall be in writing and shall be deemed to be given (i) when personally delivered, or (ii) five days after mailing when mailed by registered or certified mail, postage prepaid, and addressed as follows:

To Ford Motor Company. Attn:	[ * * * ]

Ford Motor Company

[ * * * ]

Joint Development Agreement – Ford/Solid Power

Dearborn, Michigan 48124

Facsimile: [ * * * ]

with a copy to:	[ * * * ]

[ * * * ]

Suite 800 South, 330 Town Center Drive

Dearborn, MI 48126

Facsimile: [ * * * ]

To Solid Power, Inc. Attn:	[ * * * ]

Solid Power Inc.

486 S. Pierce Ave., Suite E

Louisville, CO 80027

with a copy to:	[ * * * ]

Solid Power Inc.

486 S. Pierce Ave., Suite E

Louisville, CO 80027

Any changes of address of a Party shall be promptly communicated in writing to the other Party.

9.4 Either Party may assign its rights and obligations under this Agreement to a third party that has the financial ability to comply with the assigning Party’s obligations under this Agreement (including but not limited to the assigning Party’s indemnity obligations), but only in connection with a complete transfer to the third party of the business to which this Agreement pertains. The assigning Party will so inform the other Party to this Agreement without delay of any assignment made in accordance with the conditions of this Agreement. This Agreement shall not otherwise be assignable by either Party without the prior written consent of the other Party. No assignment shall relieve any Party of responsibility for the performance of any accrued obligation which such Party then has hereunder.

9.5 This Agreement including the Attachment sets forth the entire Agreement between the Parties and supersede all previous agreements and understandings, whether oral or written, between the Parties with respect to the purpose of this Agreement.

9.6 This Agreement may not be modified, amended, or discharged except as expressly stated in this Agreement or by a written agreement signed by an authorized representative of each Party.

9.7 The provisions of this Agreement shall be deemed separable. If any provision in this Agreement shall be found or be held to be invalid or unenforceable, then the meaning of that

Joint Development Agreement – Ford/Solid Power

provision shall be construed, to the extent feasible, to render the provision enforceable, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the provisions that are invalid or unenforceable substantially impair the value of the entire Agreement to either Party. In such event, the Parties shall use their respective reasonable efforts to negotiate a substitute, valid, and enforceable provision which most nearly effects the Parties’ intent in entering into this Agreement.

9.8 No waiver of any term, provision or condition of this Agreement whether by conduct or otherwise in any one or more instances shall be deemed to be or construed as a further or continuing waiver of such term, provision or condition or of any other term, provision or condition of this Agreement.

9.9 This Agreement shall bind the Parties, their successors, trustee in bankruptcy, and permitted assigns.

9.10 No Party shall be considered in default or be liable to the other Party for any delay in performance or nonperformance caused by circumstances beyond the reasonable control of such Party, including but not limited to acts of God, explosion, fire, flood, war, whether or not declared, accident, labor strike or labor disturbances, inability to procure supplies from third party vendors, sabotage, order or decrees of any court, or action of government authority.

ARTICLE 10 Intentionally Left Blank

ARTICLE 11 DISPUTE RESOLUTION

11.1 The Parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiation between executives who have authority to settle the controversy and who are at a higher level of management than persons with direct responsibilities for administration of this contract. Either Party may give the other Party written notice of any dispute not resolved in the normal course of business. Within fifteen (15) days after delivery of the notice, the receiving Party shall submit to the other a written response. The notice and the response shall include (i) a statement of such Party’s position and a summary of arguments supporting the position, and (ii) the name and title of the executive who will represent the Party and any other person who will accompany the executive. Within thirty (30) days after delivery of the disputing Party’s notice, the executives of both Parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the dispute.

11.2 All negotiations pursuant to this Article are confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and state rules of evidence.

11.3 If the Parties fail to resolve the dispute within forty-five (45) days of a request by either Party for mediation, then either Party may pursue its remedies in State or Federal District Courts for the District of Michigan.

[Signature Page Follows]

Joint Development Agreement – Ford/Solid Power

IN WITNESS WHEREOF, the Parties, through their respective duly authorized officers, have executed this Agreement as of the dates set forth below to be effective as of the Effective Date.

Ford Motor Company		Solid Power, Inc.

By	/s/ Kenneth Washington	By	/s/ Douglas Campbell

Title	VP, Research & Adv Engr &CTO	Title

Date	Dec-14-2018	Date	December 28,2018

Joint Development Agreement – Ford/Solid Power

Signature Page

ATTACHMENT A

[ * * * ]

Joint Development Agreement – Ford/Solid Power

Attachment A – Page 1